EXHIBIT 23 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post–Effective Amendment No. 13 on Form N-1A of the American Heritage Growth Fund, Inc. of our report dated March 29, 2006 on the Financial Statements of such Company for the year ended January 31, 2006.  We also consent to the reference to our firm as the Independent Registered Public Accounting Firm in such Registration Statement.

/s/ Meyler & Company LLC
Middletown, NJ

August 16, 2006